BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312.372.1121     FAX 312.372.2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.




                                 January 9, 2004



     As counsel for the Millennium Income Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 7, 1999 (Securities Act file no. 33-85196).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                 /s/ Bell, Boyd & Lloyd LLC